Exhibit 99.1

CONTACT:

Michael W. Kaplan

Chief Financial Officer

(714) 414-4003

PACIFIC SUNWEAR ANNOUNCES THIRD QUARTER OPERATING RESULTS;

ISSUES FOURTH QUARTER GUIDANCE

ANAHEIM, Calif., November 29, 2012 — Pacific Sunwear of California, Inc. (NASDAQ: PSUN) (the “Company”), announced today that net sales for the third quarter of fiscal 2012 ended October 27, 2012, were $228.4 million versus net sales of $226.8 million for the third quarter of fiscal 2011 ended October 29, 2011. Total Company same-store sales increased 1% during the period.

On a GAAP basis, the Company reported income from continuing operations of $0.9 million, or $0.01 per diluted share, for the third quarter of fiscal 2012, compared to a loss from continuing operations of $14.0 million, or $(0.21) per diluted share, for the third quarter of fiscal 2011. Income from continuing operations for the Company’s third quarter of fiscal 2012 included a non-cash gain of $5.6 million, or $0.08 per diluted share, related to a derivative liability that resulted from the issuance of the Convertible Series B Preferred Stock (the “Series B Preferred”) in connection with the term loan financing the Company completed in December 2011.

On a non-GAAP basis, excluding store closure related charges of $1.7 million and the non-cash gain on derivative liability of $5.6 million, and using a normalized annual income tax rate of approximately 37%, the Company would have incurred a loss from continuing operations for the third quarter of fiscal 2012 of $1.8 million, or $(0.03) per share, as compared to a loss from continuing operations of $7.1 million, or $(0.11) per share, for the same period a year ago.

“We continue to see evidence of our turnaround strategies taking hold with our third straight quarter of positive comparable store sales growth and a 260 basis point improvement in merchandise margins, on an adjusted basis,” said Gary H. Schoenfeld, President and Chief Executive Officer. “After a slow start to the first few weeks of back-to-school, we performed well during the peak of the selling season which translated to our first positive sales comp in the third quarter since 2007 and a more than $10 million improvement in our pre-tax operating results.”

Financial Outlook for Fourth Fiscal Quarter of 2012

The Company’s guidance range for the fourth quarter of fiscal 2012 accounts for a 53rd fiscal week and contemplates a non-GAAP loss per share from continuing operations of between negative $0.09 and negative $0.17, compared to negative $0.20 in the fourth quarter of fiscal 2011.

“With high single-digit comps on Black Friday, we finished the month of November at a 1% sales comp, similar to the third quarter,” Mr. Schoenfeld said.

The forecasted fourth quarter non-GAAP loss from continuing operations per share guidance range is based on the following assumptions:

•	Same-store sales of negative 1% to plus 3%;

•	Revenue from $225 million to $235 million;

•	Gross margin rate, including buying, distribution and occupancy, of 22% to 25%;

•	SG&A expenses in the range of $63 million to $65 million;

•	A normalized annual income tax rate of approximately 37%; and

•	Ending the period with approximately 645 stores.

The Company’s fourth fiscal quarter of 2012 guidance range excludes the quarterly impact of the change in the fair value of the derivative liability due to the inherently variable nature of this financial instrument.

Discontinued Operations

In accordance with applicable accounting literature and consistent with the Company’s financial statement presentation in its fiscal 2011 annual report, the Company has reclassified the results of operations of its closed stores as discontinued operations for all periods presented, as applicable.

Derivative Liability

In fiscal 2011, as a result of the issuance of the Series B Preferred in connection with the Company’s $60 million senior secured term loan financing with an affiliate of Golden Gate Capital, the Company recorded a derivative liability equal to approximately $15.0 million, which represents the fair value of the Series B Preferred upon issuance. In accordance with applicable U.S. GAAP, the Company has marked this derivative liability to fair value through earnings and will continue to do so on a quarterly basis until the shares of Series B Preferred are either converted into shares of the Company’s common stock or until the conversion rights expire (December 2021). The Company’s fourth fiscal quarter of 2012 earnings guidance excludes the quarterly impact of the change in the fair value of the derivative liability due to the inherently variable nature of this financial instrument.

About Pacific Sunwear of California, Inc.

Pacific Sunwear of California, Inc. and its subsidiaries (collectively, “PacSun” or the “Company”) is a leading specialty retailer rooted in the action sports, fashion and music influences of the California lifestyle. The Company sells a combination of branded and proprietary casual apparel, accessories and footwear designed to appeal to teens and young adults. As of November 29, 2012, the Company operates 722 stores in all 50 states and Puerto Rico. PacSun’s website address is www.pacsun.com.

The Company will be hosting a conference call today at 4:30 p.m. Eastern time to review the results of its third fiscal quarter. A telephonic replay of the conference call will be available, beginning approximately two hours following the call, for one week and can be accessed in the United States and Canada at (855) 859-2056 or internationally at (404) 537-3406; passcode: 70398157. For those unable to listen to the live Web broadcast or utilize the call-in replay, an archived version will be available on the Company’s investor relations website through midnight, March 19, 2013.

About Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the accompanying table titled “Reconciliation of Selected GAAP Measures to Non-GAAP Measures” and the section following such table titled “About Non-GAAP Financial Measures.”

Pacific Sunwear Safe Harbor

This press release contains “forward-looking statements” including, without limitation, the statements made by Mr. Schoenfeld in the fourth paragraph and the statements made by the Company and Mr. Schoenfeld under the heading “Financial Outlook for Fourth Fiscal Quarter of 2012.” In each case, these statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements be subject to the safe harbors created thereby. These statements are not historical facts and involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Uncertainties that could adversely affect the Company’s business and results include, among others, the following factors: increased sourcing and product costs; adverse changes in U.S and world economic conditions generally; adverse changes in consumer spending; changes in consumer demands and preferences; adverse changes in same-store sales; higher than anticipated markdowns and/or higher than estimated selling, general and administrative costs; currency fluctuations; competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion risk; lower than expected sales from private label merchandise; reliance on key personnel; economic impact of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors as a result of natural disasters or terrorist acts, which could cause unexpected delays in store relocations, renovations or expansions; reliance on foreign sources of production; and other risks outlined in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012, and subsequent periodic reports filed with the SEC. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

PACIFIC SUNWEAR OF CALIFORNIA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Third Quarter Ended		Three Quarters Ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011

Net sales	$228,434	$226,786	$612,563	$599,582
Gross margin	60,827	55,379	159,612	135,908
SG&A expenses	62,082	68,414	184,855	193,211

Operating loss	(1,255)	(13,035)	(25,243)	(57,303)
Other (income) expense, net	(2,314)	1,178	6,336	2,292

Income (loss) before income taxes	1,059	(14,213)	(31,579)	(59,595)
Income tax expense (benefit)	111	(200)	634	526

Income (loss) from continuing operations	948	(14,013)	(32,213)	(60,121)
Loss from discontinued operations, net of tax	—	(3,589)	—	(8,209)

Net income (loss)	$948	$(17,602)	$(32,213)	$(68,330)

Income (loss) from continuing operations per share:
Basic	$0.01	$(0.21)	$(0.48)	$(0.91)

Diluted	$0.01	$(0.21)	$(0.48)	$(0.91)

Loss from discontinued operations per share:
Basic	$—	$(0.05)	$—	$(0.12)

Diluted	$—	$(0.05)	$—	$(0.12)

Net income (loss) per share:
Basic	$0.01	$(0.26)	$(0.48)	$(1.03)

Diluted	$0.01	$(0.26)	$(0.48)	$(1.03)

Weighted-average shares outstanding:
Basic	67,914	66,855	67,746	66,468

Diluted	71,360	66,855	67,746	66,468

PACIFIC SUNWEAR OF CALIFORNIA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	October 27, 2012	January 28, 2012	October 29, 2011

ASSETS
Current assets:
Cash and cash equivalents	$23,809	$50,306	$8,280
Restricted cash	305	8,593	—
Inventories	137,347	88,740	152,249
Prepaid expenses	17,208	15,506	18,405
Other current assets	3,473	6,272	6,620

Total current assets	182,142	169,417	185,554
Property and equipment, net	131,217	149,716	158,157
Other long-term assets	34,625	35,998	31,725

Total assets	$347,984	$355,131	$375,436

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$67,336	$38,914	$89,572
Other current liabilities	65,097	68,369	39,133

Total current liabilities	132,433	107,283	128,705
Deferred lease incentives	15,427	17,681	22,483
Deferred rent	16,316	16,602	18,623
Long-term debt	74,645	73,910	28,692
Other long-term liabilities	25,832	26,558	26,554

Total liabilities	264,653	242,034	225,057
Total shareholders’ equity	83,331	113,097	150,379

Total liabilities and shareholders’ equity	$347,984	$355,131	$375,436

PACIFIC SUNWEAR OF CALIFORNIA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Quarters Ended
	October 27, 2012	October 29, 2011
Cash flows from operating activities:
Net loss	$(32,213)	$(68,330)
Depreciation and amortization	25,915	32,758
Asset impairment	4,073	12,829
Non-cash stock-based compensation	2,114	2,524
Loss on disposal of property and equipment	225	161
Amortization of debt discount	1,163	—
Gain on derivative liability	(3,672)	—
Changes in operating assets and liabilities:
Inventories	(48,607)	(56,548)
Accounts payable and other current liabilities	30,186	45,183
Other assets and liabilities	(805)	(13,839)

Net cash used in operating activities	(21,621)	(45,262)

Cash flows from investing activities:
Capital expenditures	(12,037)	(10,165)
Restricted cash	8,288	—
Proceeds from insurance settlements	653	300

Net cash used in investing activities	(3,096)	(9,865)

Cash flows from financing activities:
Payments under credit facility borrowings	(1,254)	—
Principal payments under mortgage borrowings	(401)	(375)
Principal payments under capital lease obligations	(511)	(241)
Proceeds from exercise of stock options	386	313

Net cash used by financing activities	(1,780)	(303)

Net decrease in cash and cash equivalents	(26,497)	(55,430)
Cash and cash equivalents, beginning of period	50,306	63,710

Cash and cash equivalents, end of period	$23,809	$8,280

PACIFIC SUNWEAR OF CALIFORNIA, INC.

SELECTED STORE OPERATING DATA

	October 27, 2012	October 29, 2011
Stores open at beginning of year	733	852
Stores opened during the period	3	—
Stores closed during the period	(14)	(32)

Stores open at end of period	722	820

	October 27, 2012		October 29, 2011
	# of Stores	Square Footage (000s)	# of Stores	Square Footage (000s)
PacSun Core stores	601	2,330	699	2,705
PacSun Outlet stores	121	490	121	489

Total stores	722	2,820	820	3,194

PACIFIC SUNWEAR OF CALIFORNIA, INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited, in thousands, except per share data)

	Third Quarter Ended		Three Quarters Ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011

GAAP gross margin	$60,827	$55,379	$159,612	$135,908
Store closure charges (gains):
- Markdown allowances	1,775	—	1,775	—

Non-GAAP gross margin	$62,602	$55,379	$161,387	$135,908

GAAP SG&A expenses	$62,082	$68,414	$184,855	$193,211
Store closure charges (gains):
- Asset impairments	16	2,428	178	2,428
- Lease terminations	(61)	216	130	287

Non-GAAP SG&A expenses	$62,127	$65,770	$184,547	$190,496

GAAP income (loss) from continuing operations	$948	$(14,013)	$(32,213)	$(60,121)
Store closure charges (gains), net of tax:
- Asset impairment	10	1,529	112	1,529
- Lease terminations	(38)	136	82	181
- Markdown allowances	1,117	—	1,117	—
Derivative liability	(5,558)	—	(3,672)	—
Valuation allowance	1,709	5,222	13,329	22,180

Non-GAAP loss from continuing operations	$(1,812)	$(7,126)	$(21,245)	$(36,231)

GAAP income (loss) from continuing operations per share	$0.01	$(0.21)	$(0.48)	$(0.91)
Store closure charges (gains), net of tax:
- Asset impairment	—	0.02	—	0.02
- Lease terminations	—	—	—	—
- Markdown allowances	0.02	—	0.02	—
Derivative liability	(0.08)	—	(0.05)	—
Valuation allowance	0.02	0.08	0.20	0.33

Non-GAAP loss from continuing operations per share	$(0.03)	$(0.11)	$(0.31)	$(0.56)

Shares used in calculation	67,914	66,855	67,746	66,468

ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated November 29, 2012, contains non-GAAP financial measures. These non-GAAP financial measures include non-GAAP gross margin, non-GAAP SG&A expenses, non-GAAP loss from continuing operations and non-GAAP loss from continuing operations per share for the third quarter and first three quarters of fiscal 2012 and 2011, respectively, and non-GAAP loss from continuing operations per share guidance for the fourth quarter of fiscal 2012. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The Company computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. The Company may consider whether other significant items that arise in the future should be excluded from the non-GAAP financial measures. The Company has excluded the following items from all of its non-GAAP financial measures:

•	Store closure charges (gains)

•	Derivative liability

•	Valuation allowance

The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s operating results primarily because they exclude amounts that are not considered part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, individual operating segments or its senior management. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and create a misplaced perception that the Company’s results have underperformed or exceeded expectations.